                            EXCHANGE AGREEMENT


     This Exchange Agreement (this "Agreement") is made and entered into as of May 13, 1998, by and between Frontier Natural Gas Corporation, an Oklahoma corporation ("Frontier"), and R. Michael Looney, James E. Rogers and Steven
L. Creger, residents of the State of Texas (collectively, the "Aspect
Employees").

     1. INTRODUCTION. The parties acknowledge that Frontier has entered into that Acquisition Agreement and Plan of Exchange, dated as of January 19, 1998 (the "Acquisition Agreement"), with Aspect Resources LLC, a Colorado limited liability company ("Aspect"), and Esenjay Petroleum Corporation, a Texas corporation ("Esenjay"). Under the Acquisition Agreement, Aspect is contributing certain oil and gas interests and properties to Frontier. The Aspect Employees have been granted certain overriding royalty interests and working interests ("ORRI/WIs") in certain of the Aspect Assets (as such term is defined in the Acquisition Agreement) and desire hereby to contribute such ORRI/WIs to Frontier in exchange for common stock of Frontier. By their execution hereof, the Aspect Employees acknowledge that they have been provided with a copy of the executed Acquisition Agreement and that they had an opportunity to review such agreement.

     2. CONTRIBUTION. As of the date hereof, the Aspect Employees agree that, in connection with a closing under the Acquisition Agreement and only in connection with such a closing, they shall transfer, assign and convey their ORRI/WIs in the Aspect Assets to Frontier in exchange for shares of the common stock, par value $.01 per share, of Frontier (the "Frontier Common Stock"), as set forth on Exhibit "A" attached hereto, which shares take into account a 1 for 6 reverse stock split of the Frontier Common stock prior to a closing under the Acquisition Agreement. Such transfer, assignment and conveyance shall be treated as a contribution of the ORRI/WIs to the capital of Frontier and, along with the contributions contemplated by the Acquisition Agreement, is intended to qualify as a transfer under Section 351 of the Internal Revenue Code of 1986, as amended. In connection with such transfers, the Aspect Employees covenant and agree that they will execute and deliver all other appropriate agreements, documents or instruments, and take any other action necessary, to make this Agreement fully and legally effective, binding and enforceable as between them and Frontier and as against third parties.

     3.  REPRESENTATIONS AND WARRANTIES.

         (a) FRONTIER. Frontier represents and warrants to the Aspect Employees that: (i) the Frontier Common Stock, upon issuance to the Aspect Employees, will be duly and validly issued and fully paid and non-assessable, free and clear of any preemptive rights; (ii) Frontier has full and corporate power and authority to enter into this Agreement and to perform it obligations hereunder and to consummate the transactions contemplated hereby; (iii) this Agreement constitutes a legal, valid and binding obligation of Frontier, enforceable against Frontier in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies; and (iv) prior to the stock issuances contemplated by this Agreement and the Acquisition Agreement, the authorized capital stock of Frontier consists of 40,000,000 shares of common stock, par value $.01 per share, of which 9,890,906 shares are issued and outstanding, and 5,000,000 share of preferred stock, par value $.01 per share, of which 85,061 share are issued and outstanding.

     (b) ASPECT EMPLOYEES. Each of the Aspect Employees represents and warrants to Frontier with respect to himself, as follows:

          (i) Each of the Aspect Employees has full power and authority to enter into this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of each of the Aspect Employees, enforceable against the Aspect Employees in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

          (ii) To the knowledge of each of the Aspect Employees, the following representations are true, correct and complete as of the date hereof and will continue to be true contemplated hereby:

          (1) the Frontier Common Stock to be issued to the Aspect Employees hereunder will not be issued in satisfaction of an indebtedness of Frontier or interest on indebtedness of Frontier;

          (2) Frontier will not assume any liabilities of the Aspect Employees in connection with the transactions contemplated hereby;

          (3) there is no indebtedness between the Aspect Employees and Frontier and there will be no indebtedness created by Frontier in favor of the Aspect Employees as a result of the transactions contemplated hereby;

          (4) the Aspect Employees will receive Frontier Common Stock at the closing hereunder approximately equal to the net fair market value of the ORRI/WIs being transferred by the Aspect Employees to Frontier;

          (5) the Aspect Employees will pay their owner expenses, if any, incurred in connection with the transactions contemplated hereby;

          (6) the Aspect Employees are not under the jurisdiction of a court in a title 11 or similar case (within the meaning of Section 368(a)(3)(A) of



                                        2



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                   the Code) and the Frontier Common Stock to be received in
                   the transactions contemplated hereby will not be used to satisfy any indebtedness of such party;


             (7) All of the Frontier Common Stock that the Aspect Employees will receive as part of the transactions contemplated hereby will be received in exchange for the property transferred by the Aspect Employees to Frontier pursuant to this Agreement, and none of such common stock will constitute separate consideration for, or be allocable to, any employment, consulting or other services provided to (or that will be provided to) Frontier by the Aspect Employees (or any other person) either in connection with the transactions contemplated hereby or otherwise;

             (8) the Aspect Employees will not retain any rights or interests in the property transferred to Frontier as part of the transactions contemplated hereby; and

             (9) the Aspect Employees have no plan or intention to sell, exchange, or otherwise dispose of any of the Frontier Common Stock to be received by the Aspect Employees pursuant hereto.

    4. COVENANTS. The Aspect Employees shall reasonably cooperate in the preparation and delivery to Frontier and its counsel of tax certificates or similar documents that may be necessary or appropriate in connection with the preparation of tax opinions or other items regarding the tax matters associated with this Agreement and the transactions contemplated by the Acquisition Agreement. Each of the Aspect Employees covenants and agrees that he shall use his reasonable best efforts to take all actions, and shall not fail to take any actions, which are necessary or appropriate to cause the transfers contemplated hereby and by the Acquisition Agreement to constitute tax-free exchanges under Section 351 of the Internal Revenue of Code of 1986, as amended.

    5. GOVERNING LAW. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas (without regard to its conflicts of law doctrines).

    6. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto, and supersedes all prior agreements or understandings (whether written or oral), with respect to the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

    7. AMENDMENT. This Agreement may be amended, modified or supplemented only by the written agreement of the parties hereto.

    8. BINDING EFFECT. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

    9. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                       FRONTIER:

                                       Frontier Natural Gas Corporation


                                       By: /s/ David W. Berry
                                          ---------------------------------
                                       Name: David W. Berry
                                       Title: President


                                       ASPECT EMPLOYEES:


                                       /s/ R. Michael Looney
                                       ------------------------------------
                                       R. Michael Looney

                                       /s/ James E. Rogers
                                       ------------------------------------
                                       James E. Rogers


                                       /s/ Steven L. Creger
                                       ------------------------------------
                                       Steven L. Creger



                                       4
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                                  Exhibit "A"

                                                     Shares of
                 Aspect Employee                Frontier Common Stock
                 ---------------                ---------------------
                 R. Michael Looney                     23,334
                 James E. Rodgers                      23,334
                 Steven L. Creger                      16,667